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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (No. 333-106037) dated June 11, 2003, as amended, and related Prospectus of Westcorp for the registration of 3,800,000 shares of its common stock and to its incorporation into a Registration Statement on Form S-3 filed pursuant to Rule 462(b) for the registration of an additional 904,000 shares of its common stock.



                                        /s/ ERNST & YOUNG LLP


Los Angeles, California
July 1, 2003